UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (date of earliest event report):  July 2, 2008 (June 26, 2008)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K July 2, 2008

ITEM 1.01                               Entry into a Material Definitive Agreement

Fourth Amendment to Second Amended and Restated Revolving Credit and Security Agreement

    Geokinetics Inc., a Delaware corporation (the “Company) and its principal subsidiaries entered into the Fourth Amendment to Second Amended and Restated Credit and Security Agreement (the “PNC Loan Agreement”) dated June 26, 2008, with PNC Bank, National Association (“PNC”) to among other items, increase the aggregate amount of capital expenditures funded by the line of credit from $50.0 million to $80.0 million for 2008.  The Agreement also increased the Base Rate to Prime plus 1.5% and the Eurodollar Rate to LIBOR plus 3% with a LIBOR floor of 3%.

    Additionally, the Company’s Board of Directors approved an increase to the Company’s capital expenditure budget from $64.7 million to $80.0 million for the year ended December 31, 2008.

    The foregoing description is a summary of the material terms of the PNC Loan Agreement, does not purport to be complete, and is qualified in its entirety by reference to the PNC Loan Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.  The press release is attached hereto as exhibit 99.1, the contents of which are furnished in its entirety.

ITEM 9.01                                Financial Statements and Exhibits.

(d)           Exhibits

10.1
         Fourth Amendment to Second Amended and Restated Revolving Credit and Security Agreement dated June 26, 2008 by and among PNC Bank, National Association, Geokinetics Inc. and its principal subsidiaries.

99.1	Press Release dated July 2, 2008.

Form 8-K July, 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: July 2, 2008	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer